UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2012

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K under the captions “Issuance and Sale of Notes” and “New Revolving Credit Facility,” including the summaries of the Indentures, the Representative Supplement, the Credit Agreement and the Joinder Agreement contained therein, is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the information included in Item 2.03 of this Current Report on Form 8-K under the captions “Issuance and Sale of Notes” and “New Revolving Credit Facility,” Hercules Offshore, Inc. (the “Company”) terminated its prior Credit Agreement dated July 11, 2007, as amended to date (the “prior secured credit facility”), among the Company, as borrower, the subsidiaries of the Company party thereto, as guarantors, the lenders party thereto, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, and the other agents and parties thereto. The prior secured credit facility included an undrawn $140 million revolving credit facility and an outstanding term loan of approximately $434.2 million. On April 3, 2012, the Company repaid in full all outstanding indebtedness under the prior secured credit facility, and the liens securing such obligations were terminated. The termination of the prior secured credit facility was a closing condition under the terms of the Credit Agreement described below. There were no termination penalties incurred by the Company in connection with the termination of the prior secured credit facility.

The indenture governing the Company’s existing 10.5% Senior Secured Notes due 2017 provides that all the liens securing the 10.5% Senior Secured Notes due 2017 may be released if the Company’s total amount of secured indebtedness, other than the 10.5% Senior Secured Notes, does not exceed the lesser of $375.0 million and 15.0% of the Company’s consolidated tangible assets. The Company refers to such a release as a “collateral suspension.” When a collateral suspension is in effect, the 10.5% Senior Secured Notes due 2017 become unsecured. As a result of the closing of the transactions described in Item 2.03 of this Current Report on Form 8-K under the caption “Issuance and Sale of Notes” and the use of proceeds thereof to repay in full the prior secured credit facility, the liens securing the 10.5% Senior Secured Notes were released on April 3, 2012. The indenture governing the 10.5% Senior Secured Notes also provides that if, after any such collateral suspension, the aggregate principal amount of the Company’s total secured indebtedness, other than the 10.5% Senior Secured Notes due 2017, were to exceed the greater of $375.0 million and 15.0% of the Company’s consolidated tangible assets, as defined in such indenture, then the collateral obligations of the Company and guarantors thereunder will be reinstated and must be complied with within 30 days of such event.

The indenture governing the Company’s 10.5% Senior Secured Notes requires all of the Company’s subsidiaries that guarantee the Company’s credit facility to also guarantee the 10.5% Senior Secured Notes. Accordingly, the two foreign subsidiaries of the Company that guaranteed the prior secured credit facility also guaranteed the 10.5% Senior Secured Notes. However, under the Credit Agreement described below, none of the Company’s foreign subsidiaries guarantee the Company’s new revolving credit facility. As a result, on April 3, 2012, the Company’s two foreign subsidiaries were released from their guarantees of the Company’s 10.5% Senior Secured Notes.

The foregoing description of the indenture governing the Company’s 10.5% Senior Secured Notes is not complete and is qualified by reference to the complete indenture, a copy of which was described in, and filed as Exhibit 10.1 to, the Company’s 8-K filed with the Securities and Exchange Commission on October 26, 2009.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance and Sale of Notes

On April 3, 2012, the Company successfully completed the issuance and sale of $300,000,000 aggregate principal amount of 7.125% Senior Secured Notes due 2017 (the “Secured Notes”) and $200,000,000 aggregate principal amount of 10.25% Senior Notes due 2019 (the “Senior Notes” and, together with the Secured Notes, the “Notes”). The Notes were sold at par. The Company received net proceeds from the offering of the Notes of approximately $489.5 million, after deducting the initial purchasers’ discounts and estimated offering expenses. The

Company used the net proceeds from the offering of the Notes to repay all of the indebtedness outstanding under the prior secured credit facility. The Company intends to use the remaining net proceeds for general corporate purposes, including to fund a portion of the purchase price for the acquisition of Ocean Columbia as well as the costs associated with the repair, upgrade and mobilization of Ocean Columbia.

Interest on the Secured Notes will accrue from and including April 3, 2012 at a rate of 7.125% per year and is payable semi-annually in arrears on April 1 and October of each year, beginning October 1, 2012. The Secured Notes mature on April 1, 2017. Interest on the Senior Notes will accrue from and including April 3, 2012 at a rate of 10.25% per year and is payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2012. The Senior Notes mature on April 1, 2019.

The Company’s obligations under the Secured Notes are jointly and severally, fully and unconditionally guaranteed (the “Secured Guarantees”), on a senior secured basis, by each of the Company’s current domestic subsidiaries (collectively, the “Guarantors”) that guarantee the Company’s obligations under its new revolving credit facility that was executed concurrently with the closing of the sale of the Notes (the “new revolving credit facility”). The Company’s obligations under the Senior Notes are jointly and severally, fully and unconditionally guaranteed (the “Senior Guarantees,” and collectively with the Secured Guarantees, the “Guarantees”), on a senior unsecured basis, by each of the Guarantors.

The Notes and the Guarantees (collectively, the “Securities”) were sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the initial purchasers offered and sold the Notes and the Guarantees in private transactions under Rule 144A and Regulation S of the Securities Act. The Securities have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Secured Notes and the Secured Guarantees (collectively, the “Secured Securities”) were issued pursuant to an indenture (the “Secured Indenture”), dated April 3, 2012, among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent (the “Secured Trustee”). The Secured Securities are secured as set forth in the Secured Indenture and in the security documents described therein. The Secured Securities are the senior obligations of the Company and the Guarantors and the Secured Securities will be secured by liens on all the collateral of the Company and the Guarantors that secure the Company’s and each Guarantor’s obligations from time to time under the new revolving credit facility, subject to certain exceptions. This collateral currently consists of substantially all of the vessels owned by the Company and the Guarantors, together with certain accounts receivable, equity of subsidiaries, equipment and other assets. The liens securing the Secured Securities will share on an equal and ratable first priority basis with the liens securing the new revolving credit facility, subject to the terms of the Intercreditor Agreement dated October 20, 2009 (the “Intercreditor Agreement”), which was described in, and filed as Exhibit 10.1 to, the Company’s 8-K filed with the Securities and Exchange Commission on October 26, 2009. On April 3, 2012, the Secured Trustee joined the Intercreditor Agreement by executing the Representative Supplement No. 1 to the Intercreditor Agreement dated April 3, 2012 (the “Representative Supplement”). The Intercreditor Agreement, as supplemented, establishes the rights and obligations of the lenders under the Company’s new revolving credit facility and the rights and obligations of the Secured Trustee, primarily as they relate to priority of the liens securing the new revolving credit facility and the liens securing the Secured Securities.

Under the Intercreditor Agreement, the collateral agent under the new revolving credit facility will initially be the controlling agent (the “Controlling Agent”) and has the right to direct foreclosures and take other actions with respect to collateral that secures both the new revolving credit facility and the Secured Securities (such collateral, the “Shared Collateral”). The non-controlling secured parties shall have no right to take actions with respect to the Shared Collateral (other than at the direction or with the consent of the Controlling Agent), even though such parties will share generally equally and ratably in the proceeds of the Shared Collateral. In the event of any conflict between the terms of the Intercreditor Agreement and the Secured Indenture, the Secured Notes or any of the security documents referenced in the Secured Indenture, the terms of the Intercreditor Agreement shall control.

The foregoing description of the Representative Supplement is not complete and is qualified by reference to the complete document. A copy of the Representative Supplement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Senior Notes and the Senior Guarantees were issued pursuant to an indenture (the “Senior Indenture,” and together with the Secured Indenture, the “Indentures”), dated April 3, 2012, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Senior Trustee”). The Senior Notes and the Senior Guarantees are the senior unsecured obligations of the Company and the Guarantors.

The covenants in the Indentures are substantially the same, except for those provisions relating to collateral that are contained in the Secured Indenture which are inapplicable to and are not included in the Senior Indenture. The Indentures contain covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred stock;

•	pay dividends or make other distributions;

•	make other restricted payments or investments;

•	sell assets;

•	create liens;

•	enter into agreements that restrict dividends and other payments by restricted subsidiaries;

•	engage in transactions with its affiliates; and

•	consolidate, merge or transfer all or substantially all of its assets.

These covenants are subject to a number of important qualifications and limitations. In addition, if and for so long as either the Secured Notes or the Senior Notes have an investment grade rating from Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc., and no event of default exists under the applicable Indenture for such Notes, the Company and the Guarantors will not be subject to certain of the covenants listed above. In addition, if the Secured Notes obtain an investment grade rating from Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc., the liens securing the Secured Notes will be terminated.

The Secured Notes provide that the Company may, at its option, redeem all or part of the Secured Notes, at any time prior to April 1, 2014 at a redemption price equal to 100% of the aggregate principal amount of the Secured Notes to be redeemed, plus the Secured Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Secured Applicable Premium” means, with respect to any Secured Note on any applicable redemption date, the greater of:

(1)	1% of the principal amount of such Secured Note, and

(2)	the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Secured Note on April 1, 2014 plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Secured Note though April 1, 2014, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Secured Note.

On or after April 1, 2014, the Company may redeem all or part of the Secured Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning April 1 of the years indicated:

Year	Optional Redemption Price
2014	105.344%
2015	102.672%
2016 and thereafter	100.000%

At any time prior to April 1, 2014, the Company, at its option, may redeem up to 35% of the Secured Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 107.125% of the principal amount of the Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•	at least 65% of the aggregate principal amount of the Secured Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 180 days after the date of the closing of the equity offering.

The Senior Notes provide that the Company may, at its option, redeem all or part of the Senior Notes, at any time prior to April 1, 2015 at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus the Senior Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Senior Applicable Premium” means, with respect to any Senior Note on any applicable redemption date, the greater of:

(1)	1% of the principal amount of such Senior Note, and

(2)	the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Senior Note on April 1, 2015 plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Senior Note though April 1, 2015, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Senior Note.

On or after April 1, 2015, the Company may redeem all or part of the Senior Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning April 1 of the years indicated:

Year	Optional Redemption Price
2015	107.688%
2016	105.125%
2017	102.563%
2018 and thereafter	100.000%

At any time prior to April 1, 2015, the Company, at its option, may redeem up to 35% of the Senior Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 110.25% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•	at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 180 days after the date of the closing of the equity offering.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or any portion of the Notes for a cash price equal to 101.0% of the principal amount of the applicable Notes, plus accrued and unpaid interest, if any, to the date of purchase.

If the Company or any restricted subsidiary engages in certain asset sales, the Company or such restricted subsidiary will be required to apply the net proceeds from such asset sale as set forth in the Indentures. Proceeds from such asset sales that are not applied or invested as set forth in the Indentures will constitute “Excess Proceeds,” and when the aggregate amount of Excess Proceeds equals or exceeds $30.0 million, the Company will be required to make an offer to purchase from all holders of the Notes the maximum principal amount of the Notes that may be purchased or redeemed out of the amount of Excess Proceeds at a purchase price in cash equal to 100% of the principal amount of the Notes tendered pursuant to such offer, plus accrued and unpaid interest, if any, to the date of purchase.

Upon an event of default under the Secured Indenture, the Secured Trustee or the holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding may declare all amounts owing under the Secured Notes to be due and payable. In addition, upon an event of default under the Secured Indenture, and subject to the terms of the Intercreditor Agreement, the Secured Trustee is empowered to exercise all rights and remedies of a secured party and foreclose upon the collateral securing the Secured Securities, in addition to all other rights and remedies under the security documents described in the Secured Indenture. Upon an event of default under the Senior Indenture, the Senior Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding may declare all amounts owing under the Senior Notes to be due and payable.

The foregoing description of the Indentures is not complete and is qualified by reference to the complete documents. A copy of the Secured Indenture is filed as Exhibit 4.1 hereto, and the form of the Global Note included as Exhibit A to the Secured Indenture is filed as Exhibit 4.2 hereto, and each is incorporated herein by reference. A copy of the Senior Indenture is filed as Exhibit 4.3 hereto, and the form of the Global Note included as Exhibit A to the Senior Indenture is filed as Exhibit 4.4 hereto, and each is incorporated herein by reference.

New Revolving Credit Facility

On April 3, 2012, the Company entered into a Credit Agreement among the Company, as borrower, its domestic subsidiaries party thereto, as guarantors, Deutsche Bank Trust Company Americas, as issuing bank, administrative agent and collateral agent (in such capacity, the “Bank Collateral Agent”), the banks and other financial institutions party thereto, as lenders, and the other agents party thereto (the “Credit Agreement”). The Credit Agreement provides for a $75.0 million senior secured revolving credit facility, with a $25.0 million sublimit for the issuance of letters of credit. The Credit Agreement includes procedures for increasing the commitments thereunder by adding additional financial institutions as lenders, or by allowing existing lenders to increase their commitment, subject to a maximum of $35.0 million for all such increases in commitments.

As of April 3, 2012, there were no revolving borrowings or letters of credit outstanding under the Credit Agreement, and the Company had $75.0 million of available borrowing capacity under the Credit Agreement. The Company may prepay borrowings under the new revolving credit facility at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements. The Credit Agreement requires mandatory prepayments of amounts outstanding thereunder with the net proceeds of certain asset sales, casualty events, preferred stock issuances and debt issuances, but these mandatory prepayments do not require any reduction of the lenders’ commitments under the Credit Agreement. All borrowings under the new revolving credit facility mature on April 3, 2017.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at either (i) the ABR (the highest of the administrative agent’s prime rate, the federal funds rate plus 0.5%, or the one-month eurodollar rate (as defined in the Credit Agreement) plus 1%), plus an applicable margin that ranges between 4.0% and 5.5%, depending on the Company’s leverage ratio, or (ii) the eurodollar rate plus an applicable margin that ranges between 3.0% and 4.5%, depending on the Company’s leverage ratio. The Company will pay a per annum fee on all letters of credit issued under the Credit Agreement, which fee will equal the applicable margin for loans accruing interest based on the eurodollar rate, and the Company will pay a commitment fee of 0.75% per annum on the unused availability under the Credit Agreement. The Credit Agreement does not have a floor for the ABR or the eurodollar rate. In connection with entering into the new revolving credit facility, the Company paid certain upfront fees to the lenders thereunder, and the Company paid certain arrangement and other fees to the arrangers and administrative agent of the new revolving credit facility.

The Credit Agreement contains covenants substantially similar to those contained in the Indentures. In addition, during any period of time that outstanding letters of credit under the Credit Agreement exceed $10 million or there are any revolving borrowings outstanding under the Credit Agreement, the Company will have to maintain compliance with a maximum secured leverage ratio (as defined in the Credit Agreement, being generally computed as the ratio of total secured debt to consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges). The maximum secured leverage ratio during the period from April 1, 2012 to September 30, 2012 is 4.25 to 1.00. The maximum secured leverage ratio from October 1, 2012 and thereafter is 3.5 to 1.00.

The Company’s obligations under the new revolving credit facility are guaranteed by the Guarantors, and the obligations of the Company and the Guarantors are secured by liens on substantially all of the vessels owned by the Company and the Guarantors, together with certain accounts receivable, equity of subsidiaries, equipment and other assets.

The liens securing the new revolving credit facility will share on an equal and ratable first priority basis with the liens securing the Secured Notes, subject to the terms of the Intercreditor Agreement. On April 3, 2012, the Bank Collateral Agent joined the Intercreditor Agreement by executing the Joinder, Resignation and Acknowledgment dated as of April 3, 2012 (the “Joinder Agreement”). Pursuant to the Joinder Agreement, among other things, the Bank Collateral Agent is now the Controlling Agent with respect to the Shared Collateral. In the event of any conflict between the terms of the Intercreditor Agreement and the Credit Agreement or any of the security documents referenced in the Credit Agreement, the terms of the Intercreditor Agreement shall control.

The Credit Agreement includes events of default that the Company believes are customary for similarly situated companies. Upon an event of default under the Credit Agreement, the Bank Collateral Agent may, or at the direction of lenders holding a majority of the commitments under the Credit Agreement shall, terminate the commitments under the Credit Agreement and declare all amounts owing under the Credit Agreement to be due and payable. In addition, upon an event of default under the Credit Agreement, and subject to the terms of the Intercreditor Agreement, the Bank Collateral Agent is empowered to exercise all rights and remedies of a secured party and foreclose upon the collateral securing the Credit Agreement, in addition to all other rights and remedies under the security documents described in the Credit Agreement.

The foregoing description of the Joinder Agreement is not complete and is qualified by reference to the complete document. A copy of the Joinder Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The foregoing description of the Credit Agreement is not complete and is qualified by reference to the complete document. A copy of the Credit Agreement is filed as Exhibit 4.5 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of April 3, 2012, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee and Collateral Agent.

4.2	Form of 7.125% Senior Secured Note due 2017 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Indenture dated as of April 3, 2012, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.4	Form of 10.25% Senior Note due 2019 (included as Exhibit A to Exhibit 4.3 of this Current Report on Form 8-K).

4.5	Credit Agreement dated as of April 3, 2012, among Hercules Offshore, Inc., the Guarantors named therein, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, collateral agent and issuing bank, and the other agents party thereto.

10.1	Representative Supplement No. 1 dated as of April 3, 2012, among Hercules Offshore, Inc., the subsidiaries party thereto as guarantors, Deutsche Bank Trust Company Americas, as Controlling Agent for the Senior Secured Parties and Authorized Representative for the Senior Loan Secured Parties, and U.S. Bank National Association, as New Representative.

10.2	Joinder, Resignation and Acknowledgment dated as of April 3, 2012, among Hercules Offshore, Inc., the subsidiaries party thereto, UBS AG, Stamford Branch, as resigning Bank Collateral Agent and as resigning Controlling Agent, and Deutsche Bank Trust Company Americas, as Authorized Representative for new Senior Loan Secured Parties, as new Bank Collateral Agent, and as new Controlling Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: April 6, 2012	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of April 3, 2012, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee and Collateral Agent.

4.2	Form of 7.125% Senior Secured Note due 2017 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Indenture dated as of April 3, 2012, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.4	Form of 10.25% Senior Note due 2019 (included as Exhibit A to Exhibit 4.3 of this Current Report on Form 8-K).

4.5	Credit Agreement dated as of April 3, 2012, among Hercules Offshore, Inc., the Guarantors named therein, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, collateral agent and issuing bank, and the other agents party thereto.

10.1	Representative Supplement No. 1 dated as of April 3, 2012, among Hercules Offshore, Inc., the subsidiaries party thereto as guarantors, Deutsche Bank Trust Company Americas, as Controlling Agent for the Senior Secured Parties and Authorized Representative for the Senior Loan Secured Parties, and U.S. Bank National Association, as New Representative.

10.2	Joinder, Resignation and Acknowledgment dated as of April 3, 2012, among Hercules Offshore, Inc., the subsidiaries party thereto, UBS AG, Stamford Branch, as resigning Bank Collateral Agent and as resigning Controlling Agent, and Deutsche Bank Trust Company Americas, as Authorized Representative for new Senior Loan Secured Parties, as new Bank Collateral Agent, and as new Controlling Agent.